EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS eighth AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of December 17, 2018 (the “Eighth Amendment Effective Date”) is entered into among APOLLO ENDOSURGERY US, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has entered into that certain Asset Purchase Agreement, dated as of the date hereof (including all exhibits and schedules thereto, the “Purchase Agreement”) and attached hereto as Exhibit A, by and among ReShape Lifesciences Inc. and Borrower;

WHEREAS, pursuant to the terms and subject to the conditions of the Purchase Agreement, (a) the Borrower shall Dispose of the Apollo Lap-Band Assets (as defined in the Purchase Agreement (as in effect on the date hereof)) to ReShape Lifesciences Inc. and (b) the Borrower shall receive consideration in connection therewith in the form of cash and the ReShape IGB Assets (as defined in the Purchase Agreement (as in effect on the date hereof));

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement as set forth below, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments. The Credit Agreement is hereby amended as follows:

(a)    The following defined terms are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Eighth Amendment Effective Date” means December 17, 2018.

“IGB Product Acquisition” means the acquisition of the ReShape IGB Assets (as defined in the Lap-Band Purchase Agreement (as in effect on the Eighth Amendment Effective Date)) pursuant to the Lap-Band Purchase Agreement.

“Lap-Band Product Sale” means the sale of the Apollo Lap-Band Assets (as defined in the Lap-Band Purchase Agreement (as in effect on the Eighth Amendment Effective Date)) pursuant to the Lap-Band Purchase Agreement.

“Lap-Band Purchase Agreement” means that certain Asset Purchase Agreement, dated as of the Eighth Amendment Effective Date, by and among ReShape Lifesciences Inc. and the Borrower, and all exhibits and schedules thereto.

“Lap-Band Purchase Agreement Transactions” means the Lap-Band Product Sale and the IGB Product Acquisition.

(b)    The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds actually received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance, Involuntary Disposition, Extraordinary Receipts or the Lap-Band Product Sale, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition or the Lap-Band Product Sale, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) in the case of any Extraordinary Receipt, (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments and (ii) insurance and condemnation proceeds that are applied to the repair or replacement of the applicable property within one (1) year after receipt thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition, Extraordinary Receipt or the Lap-Band Product Sale.

“Specified Transaction” means any Acquisition (other than the IGB Product Acquisition), any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise, or any incurrence or repayment of Indebtedness. For the avoidance of doubt, none of the Lap-Band Purchase Agreement Transactions shall constitute “Specified Transactions”.

(c)    The definition of “Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Acquisition” means (a) with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (i) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (ii) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise or (b) the IGB Product Acquisition.

(d)    The definition of “Disposition” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the “and” before clause (i) with “,” and (ii) adding a new clause (j) to read as follows:

and (j) the Lap-Band Product Sale

(e)    Section 2.03(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)    (A) Dispositions and Involuntary Dispositions. The Borrower shall promptly (and, in any event, within three (3) Business Days) prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than, so long as no Default or Event of Default exists at the time prepayment would otherwise be required pursuant to this Section 2.03(b)(i)(A), Net Cash Proceeds of Dispositions and Involuntary Dispositions during any fiscal year of the Parent not exceeding $300,000 in the aggregate) to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 180 days of the date of such Disposition or

Involuntary Disposition. Any prepayment pursuant to this clause (i)(A) shall be applied as set forth in clause (iv) below.

(B) Lap-Band Product Sale. The Borrower shall promptly (and, in any event, within three (3) Business Days) prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of the Lap-Band Product Sale. For the avoidance of doubt, (x) such Net Cash Proceeds shall include all cash payments received in connection with the Lap-Band Product Sale after (but not on) the Eighth Amendment Effective Date and (y) the voluntary prepayment of the Term Loan made by the Borrower on the Eighth Amendment Effective Date shall not be subject to this clause (i)(B). Any prepayment pursuant to this clause (i)(B) shall be applied as set forth in clause (iv) below.

(f)    Section 8.02 of the Credit Agreement is hereby amended by (i) replacing the “; and” at the end of clause (n) with “;”, (ii) replacing the “.” at the end of clause (o) with “; and” and adding a new clause (p) to read as follows:

(p)    (i) the IGB Product Acquisition and (ii) Investments represented by deferred purchase price obligations in connection with the Lap-Band Product Sale pursuant to the Lap-Band Purchase Agreement.

2.    Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;

(b)    the voluntary prepayment by the Borrower, on the Eighth Amendment Effective Date, of the outstanding principal amount of the Term Loan by $10,000,000 (the “December 2018 Prepayment”), such prepayment to be accompanied by (i) all accrued interest on the principal amount of the Term Loan prepaid and (ii) all fees, costs, expenses, indemnities and other amounts due and payable under the Credit Agreement at the time of such prepayment, including without limitation the exit fee required under Section 2.06(b) of the Credit Agreement with respect to the December 2018 Prepayment; and

(c)    payment by the Borrower of all unpaid fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with this Agreement, the Credit Agreement and the other Investment Documents.

3.    Reaffirmation. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan. Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

4.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c)    The Loan Parties represent and warrant to the Lender that:

(i)    each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)    this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)    no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)    (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	APOLLO ENDOSURGERY US, INC.,
a Delaware corporation

By:    /s/ Todd Newton
Name:    Todd Newton
Title:    Chief Executive Officer

GUARANTORS:	APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By:    /s/ Todd Newton
Name:    Todd Newton
Title:    Chief Executive Officer

APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company

By:    /s/ Todd Newton
Name:    Todd Newton
Title:    Chief Executive Officer

LPATH THERAPEUTICS INC.,
a Delaware corporation

By:    /s/ Todd Newton
Name:    Todd Newton
Title:    Chief Executive Officer

ADMINISTRATIVE AGENT:        ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By:	Athyrium Opportunities Associates II LP, its General Partner

By:	Athyrium GP HOLDINGS LLC, its General Partner

By:    /s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

LENDERS:                ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By:	Athyrium Opportunities Associates II LP, its General Partner

By:	Athyrium GP HOLDINGS LLC, its General Partner

By:    /s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory